Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (610) 429.2796
Fax: (484) 881.7402
Email: valerie_collado@vwr.com

VWR Funding, Inc. to Hold Third Quarter 2008 Financial Results
Conference Call

WEST CHESTER, PA, November 6, 2008 – VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply company, will hold a conference call on Thursday, November 13, 2008, to discuss its third quarter financial results.

Who:	John M. Ballbach, Chairman, President and CEO Jack L. Wyszomierski, Executive Vice-President & Chief Financial Officer
When:	Thursday, November 13, 2008 9:00 a.m. Eastern Time (ET)
How:	Interested parties may participate by dialing 719-325-4808 or toll free at 877-852-6575. A replay of the call will be available from 12:00 p.m. ET on November 13, 2008 through midnight November 20, 2008 by dialing 719-457-0820 or toll free at 888-203-1112 pass code for both replay numbers will be 2933814.

Information:	VWR Funding’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 will be filed on or before November 13, 2008 with the Securities and Exchange Commission.

About VWR International, LLC
VWR International, LLC, headquartered in West Chester, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales of $3.5 billion. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.

For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.
VWR and design are registered trademarks of VWR International, LLC

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